Exhibit 2.21

ANNEX 14

(CVM Instruction No. 481/09)

CAPITAL INCREASE

1. Indicate the amount of the increase and of the new share capital

Due to the distribution of shares and the mergers of Coari Participações S.A. (“Coari”) and Tele Norte Leste Participações S.A. (“TNL”) into Brasil Telecom S.A. (“BRT” and, together with Coari, TNL and Telemar Norte Leste S.A., “Oi Companies”) (“Mergers”), all these matters on the agenda of the general extraordinary shareholders’ meeting called for February 27, 2012, BRT’s share capital will increase by R$3,085,408,896.73 (three billion, eighty-five million, four hundred eight thousand, eight hundred ninety-one reais and ninety-seven cents), to R$6,816,467,847.01 (six billion, eight hundred and sixteen million, four hundred sixty-seven thousand, eight hundred forty-seven reais and one cent), divided in 599,008,629 (five hundred ninety-nine million, eight thousand, six hundred twenty-nine) common shares and 1,198,077,775 (one billion, one hundred ninety-eight million, seventy-seven thousand, seven hundred seventy-five) preferred shares, nominative and without par value (“Capital Increase”).

2. State whether the increase will be achieved through: (a) conversion of debentures into shares, (b) the exercise of subscription rights or subscription bonuses, (c) capitalization of profits or reserves, or (d) subscription of new shares

The capital increase will be achieved: (i) in part, through capitalization of capital reserves; and (ii) in the other part, through the issuance of new common and preferred shares of BRT as a result of mergers of Coari and TNL.

3. Explain in detail the reasons for the increase and its legal and economic consequences

The Capital Increase is a result of the distribution of shares and the Mergers that are occurring in the context of the corporate restructuring announced by a Material Fact on May 24, 2011, (“Corporate Reorganization”) that has as a main objective to simplify, in a definitive matter, the corporate structure and governance of the Oi Companies, resulting in value creation for all shareholders.

In the context of the Corporate Reorganization, the distribution was proposed as a way to optimize capital structure for the benefit of the Company and its shareholders.

Detailed information about the Corporate Reorganization is described in the Material Fact dated January 25, 2012.

4. Provide a copy of the Fiscal Council opinion, if applicable

The fiscal council opined on the terms of the Capital Increase, in meetings held on August 26, 2011 and January 18, 2012, whose minutes are available on the IPE System of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários) (“CVM”) (www.cvm.gov.br)

5. In case of capital increases through subscription of shares

a) Describe the allocation of resources

Not applicable.

b) Indicate the number of issued shares of each type and class

Due to the Mergers, 599,008,629 (five hundred ninety-nine million, eight thousand, six hundred twenty-nine common shares) common shares and 1,198,077,775 (one billion, one hundred ninety-eight million, seventy-seven thousand, seven hundred and seventy five) preferred shares will be issued.

Also to be issued are 203,423,176 (two hundred three million, four hundred twenty-three thousand, one hundred seventy-six) class B preferred shares and 386,365,817 (three hundred eighty-six million, three hundred sixty-five thousand, eight hundred seventeen) class C preferred shares, which will be immediately redeemed by the Company.

c) Describe the rights, advantages and restrictions of shares to be issued

The common and preferred shares of BRT issued as a result Capital Increase will confer the same rights, benefits and constraints conferred by the other common and preferred shares of BRT, respectively, including full payment of dividends and/or interest on shareholders’ equity that may be declared by BRT starting on the date the Mergers are approved.

For information on the rights, advantages and restrictions of shares issued due to the distribution, see item 6(c), (iii) below.

d) Indicate whether the subscription will be public or private

The subscription will be private.

e) In case of a private subscription, indicate whether related parties as defined by the applicable accounting rules will subscribe for shares in the capital increase, specifying the respective amounts, if such amounts are already known

(i) The redeemable class B and C preferred shares will be issued to the shareholders of BRT and will be immediately redeemed; and (ii) the common and preferred shares issued as a result of the Mergers will issued to the shareholders of Coari and TNL.

f) Indicate the issuance price of the new shares or the reasons why their establishment should be delegated the board of directors, in case of a public distribution

Redeemable class B and C preferred shares: R$2.543282;

Common and preferred shares arising from the Mergers: not applicable.

g) Indicate the par value of shares issued or, in the case of shares without par value, the portion of the issuance price that will be allocated to capital reserves

The common and preferred shares of BRT have no par value. In total, considering the shares to be distributed, as well as the shares arising from the Mergers, R$3,085,408,896.73 (three billion, eighty-five million, four hundred eight thousand, eight hundred ninety-six reais and seventy-five cents) will be allocated to the share capital account and R$12,929,054,806.36 (twelve billion, nine hundred twenty-nine million, fifty-four million, eight hundred six reais and thirty-six cents) to capital reserves.

h) Provide management’s opinion on the effects of the capital increase, especially regarding the dilution caused by the increase

The Capital Increase will occur as a result of the distribution of shares and Mergers.

The proposed creation of preferred shares, approved by the Board of Directors on August 26, 2011, provides for the creation of two classes of preferred shares to be issued by BRT, redeemable at the discretion of the company’s general shareholders meeting, solely allocated to shareholders of BRT prior to Corporate Reorganization. The redeemable class B and C preferred shares will be distributed to the holders of common and preferred shares of the Company, respectively, at the ratio of one new share for each existing share. As a result, in practice, there will be no dilution for any of the shareholders. The preferred class B and C shares created will be immediately redeemed, such redemption being conditional on approval of the Corporate Reorganization.

The distribution was proposed as a way to optimize the capital structure for the benefit of BRT and its shareholders. The distribution will only be allocated to those who were shareholders of BRT prior to the Corporate Reorganization.

The Oi Companies intend that the Mergers, together with the other transactions comprising the Corporate Reorganization, will produce the following effects: (i) simplify the corporate structure, which is currently complex, divided into three public companies and seven different classes and types of shares, unify the Oi Company shareholders under one single company with two different types of shares traded on stock exchanges in Brazil and abroad; (ii) reduce operating, administrative and financial costs, after the management consolidation of the Oi Companies, simplifying its capital structure and enhancing its ability to attract investment and access capital markets; (iii) align the interests of the shareholders of TNL, Telemar and BRT; (iii) allow for an increase in the liquidity of the BRT shares; and (iv) eliminate the costs of separate listings of the shares of TNL, Telemar and BRT and those obligations arising from public disclosure by TNL, Telemar and the BRT separately.

The percentages indicating the dilution resulting from the Capital Increase are described in item 5(n) below.

i) Indicate the criterion for calculating the issuance price and justify in detail the economic aspects that determined your choice

Not applicable.

j) If the issuance price has been fixed at a premium or discount in relation to market value, identify the reason for the premium or discount and explain how it was determined

Not applicable.

k) Provide a copy of all reports and studies that supported the establishment of issuance price

See item (s)(iii), below.

l) Indicate the price of each class or type of shares which are subject to withdrawal in markets in which they are traded, identifying:

(i)	Low, average and high price for each year, for the last 3 (three) years

BRTO3

2009:

Low: 24.22

Average: 41.77

High: 57.48

2010:

Low: 12.96

Average: 15.71

High: 26.90

2011:

Low: 11.25

Average: 14.78

High: 18.13

BTM.C

2009:

Low: 14.60

Average: 15.36

High: 15.93

2010:

Low: 6.94

Average: 8.95

High: 15.88

2011:

Low: 5.85

Average: 8.85

High: 11.65

BRTO4

2009:

Low: 10.31

Average: 13.02

High: 17.04

2010:

Low: 9.74

Average: 11.35

High: 16.24

2011:

Low: 10.15

Average: 12.80

High: 16.77

BTM

2009:

Low: 12.12

Average: 19.27

High: 28.90

2010:

Low: 15.22

Average: 18.51

High: 27.57

2011:

Low: 16.32

Average: 22.94

High: 31.24

(ii)	Low, average and high price for each quarter, for the last 2 (two) years

BRTO3

1Q10:

Low: 14.62

Average: 19.48

High: 26.90

2Q10:

Low: 12.96

Average: 14.49

High: 17.53

3Q10:

Low: 13.57

Average: 14.54

High: 15.62

4Q10:

Low: 13.54

Average: 14.46

High: 15.54

1Q11:

Low: 15.01

Average: 16.33

High: 17.38

2Q11:

Low: 16.20

Average: 17.06

High: 18.13

3Q11:

Low: 11.80

Average: 13.64

High: 17.00

4Q11:

Low: 11.25

Average: 12.11

High: 13.19

BTM.C

1Q10:

Low: 7.99

Average: 10.89

High: 15.88

2Q10:

Low: 6.94

Average: 8.14

High: 9.90

3Q10:

Low: 7.74

Average: 8.34

High: 8.81

4Q10:

Low: 7.85

Average: 8.52

High: 9.28

1Q11:

Low: 9.13

Average: 9.85

High: 10.83

2Q11:

Low: 9.88

Average: 10.67

High: 11.65

3Q11:

Low: 6.29

Average: 8.30

High: 10.72

4Q11:

Low: 5.85

Average: 6.61

High: 7.56

BRTO4

1Q10:

Low: 10.61

Average: 12.58

High: 16.24

2Q10:

Low: 9.74

Average: 10.72

High: 11.77

3Q10:

Low: 10.07

Average: 10.72

High: 11.61

4Q10:

Low: 10.47

Average: 11.43

High: 12.44

1Q11:

Low: 12.01

Average: 12.76

High: 14.27

2Q11:

Low: 14.38

Average: 15.20

High: 16.77

3Q11:

Low: 10.60

Average: 12.23

High: 14.87

4Q11:

Low: 10.15

Average: 10.99

High: 11.99

BTM

1Q10:

Low: 16.66

Average: 20.12

High: 27.57

2Q10:

Low: 15.22

Average: 17.09

High: 18.92

3Q10:

Low: 16.32

Average: 17.56

High: 18.71

4Q10:

Low: 17.75

Average: 19.34

High: 21.06

1Q11:

Low: 21.22

Average: 22.29

High: 25.44

2Q11:

Low: 26.07

Average: 28.40

High: 31.24

3Q11:

Low: 17.46

Average: 22.70

High: 28.79

4Q11:

Low: 16.32

Average: 18.37

High: 21.21

(iii)	Low, average and high price for each month, for the last 6 (six) months

BRTO3

July/11:

Low: 15.19

Average: 15.79

High: 17.00

August/11:

Low: 11.80

Average: 12.92

High: 13.68

September/11:

Low: 11.97

Average: 12.29

High: 12.90

October/11:

Low: 11.39

Average: 12.17

High: 13.19

November/11:

Low: 11.25

Average: 12.21

High: 13.00

December/11:

Low: 11.57

Average: 11.95

High: 12.33

BTM.C

July/11:

Low: 9.42

Average: 9.95

High: 10.72

August/11:

Low: 7.41

Average: 8.06

High: 8.72

September/11:

Low: 6.29

Average: 6.98

High: 7.98

October/11:

Low: 5.97

Average: 6.80

High: 7.56

November/11:

Low: 5.93

Average: 6.76

High: 7.40

December/11:

Low: 5.85

Average: 6.28

High: 6.61

BRTO4

July/11:

Low: 12.92

Average: 13.72

High: 14.87

August/11:

Low: 10.60

Average: 11.61

High: 12.75

September/11:

Low: 10.97

Average: 11.41

High: 12.00

October/11:

Low: 10.34

Average: 11.06

High: 11.85

November/11:

Low: 10.15

Average: 11.01

High: 11.99

December/11:

Low: 10.35

Average: 10.92

High: 11.48

BTM

July/11:

Low: 25.25

Average: 26.66

High: 28.79

August/11:

Low: 20.20

Average: 22.05

High: 24.79

September/11:

Low: 17.46

Average: 19.65

High: 22.32

October/11:

Low: 16.57

Average: 18.77

High: 21.21

November/11:

Low: 16.32

Average: 18.64

High: 20.48

December/11:

Low: 16.45

Average: 17.71

High: 18.83

(iv)	Average price for the last 90 days

BRTO3

Average: 12.10

BTM.C

Average: 6.57

BRTO4

Average: 11.04

BTM

Average: 18.35

m) Provide the issuance prices and capital increases from the last 3 (three) years

On September 30, 2009, the general shareholders’ meeting of the Company approved an increase of capital in the amount of R$260,000,595.32, due the merger of its direct controlling shareholder, Brasil Telecom Participações S.A. (“BRTP”). The exchange ratio applied for this merger was 1.2190981 common shares of BRT for each preferred share of BRTP and 0.1720066 common shares and 0.3036173 preferred shares issued by the Company for each preferred share issued by BRTP.

n) Indicate the potential dilution percentage resulting from the issuance

The dilution percentage resulting from the Capital Increase is described in the table below:

	No. of Current Shares	No. of New Shares	Dilution
Common Shares	203,423.176	599,008.629	66.04%
Preferred Shares	399,597.370	1,198,077.775	66.65%

Total	603,020.546	1,797,086.404	66.44%

o) Indicate the terms, conditions and form of subscription and payment of shares issued

Shares issued as a result of the Mergers shall be subscribed for and paid at the time the shareholders’ meeting decides on the Mergers and will be paid with common and preferred shares issued by Coari and TNL, except for shares held by the members and alternates of the Board of Directors of Coari and TNL.

p) State whether shareholders will have preemptive rights to subscribe for new shares issued and detail the terms and conditions to which this right is subject

In regards to the share distribution, shareholders will receive redeemable preferred shares, keeping their same portion of share capital as prior to the distribution. The shareholders of the BRT will not have preemptive rights to subscribe for new shares issued as a result of the Mergers, pursuant to art. 227, paragraph 1 of Law No. 6,404/76.

q) Indicate management’s proposal to treat possible surplus

There will be no surplus.

r) Describe in detail the procedures to be adopted if there is partial approval of the capital increase

Not applicable.

s) If the issuance price of shares is wholly or partly performed in assets

(i) Fully describe the assets

BRT shares issued due to the Mergers will be paid with net equity from Coari and TNL.

(ii) clarify the relationship between the assets merged into company and its corporate goal

The merged assets consist of net equity of companies under common control of BRT, which exercise and hold interests in companies engaged in activities related to those comprising the corporate purpose of BRT.

(iii) Provide a copy of the asset valuation report of property, if available

The net equity valuation reports of Coari and TNL that will be transferred to BRT, were prepared by Apsis Consultoria Empresarial Ltda., according to article. 8 of the Brazilian Corporation Law and are available to BRT shareholders on the IPE system of CVM (www.cvm.gov.br) and on the websites of BM&FBOVESPA (www.bovespa.com.br) and BRT (www.oi.com.br/ri).

6. In case of capital increase by capitalization of profits or reserves

Answer: Not applicable.

a. Indicate whether an alteration in the par value of the shares, if any, or distribution of new shares among the shareholder is possible

Answer: Not applicable.

b. State whether the capitalization of profits or reserves will be effected with or without changing the number of shares, in companies whose shares have no par value

Answer: Not applicable.

c. In case of distribution of new shares

i. State the number of issued shares of each type and class

Due to the distribution of shares, there will be issued 203,423,176 class B preferred shares and 386,365,817 class C preferred shares, equivalent to the numbers of common and preferred shares issued by BRT, respectively, prior to the Corporate Reorganization, which will be immediately redeemed by the Company.

ii. State the percentage that shareholders will receive in shares

Answer: Not applicable.

iii. Describe the rights, advantages and restrictions of shares to be issued

Aside from the rights provisioned in the Company’s Bylaws for each class of preferred shares, the preferred class B shares issued due to the distribution confer on their owners voting rights and priority in capital reimbursement, without premium. The preferred class B shares issued due to the distribution confer on their owners priority in receiving a minimum and non-cumulative dividend of 3% (three percent) of per share net equity of the Company, but won’t confer voting right. Preferred class B and C shares, issued due to the distribution, will be immediately redeemed by the Company.

iv. Indicate the acquisition cost, in reais per share, to be allocated so that shareholders may comply with art. 10 of Law No. 9,249 dated December 26, 1995

In light of the shares being allocated to the capital reserves account and not to profits reserve, the provisions of article 10 of Law No. 9,249 dated December 26, 1995 are not applicable. Each share is being distributed at the value of R$2.543282.

v. Indicate the treatment of fractions, if any

Answer: There will not be fractions.

d. Indicate the period referred to in paragraph 3 of art. 169 of Law No. 6,404 of 1976

Answer: Not applicable.

e. Indicate and provide information and documents specified in item 5 above, if applicable

Answer: Not applicable.

7. In case of capital increase by conversion of debentures into shares or exercise of subscription bonuses

a. State the number of issued shares of each type and class

Answer: Not applicable.

b. Describe the rights, advantages and restrictions of shares to be issued

Answer: Not applicable.